EXECUTION COPY

WAIVER AND AMENDMENT NO. 2

Dated as of April 25, 2007

to

AMENDED AND RESTATED

SECOND LIEN TERM LOAN AGREEMENT

Dated as of June 9, 2006

THIS WAIVER AND AMENDMENT NO. 2 (“Waiver and Amendment”) is made as of April __, 2007 by and among Quest Cherokee, LLC (“Quest Cherokee”) and Quest Resource Corporation (“QRC”), as borrowers (the “Borrowers”), the financial institutions from time to time parties thereto (the “Lenders”) and Guggenheim Corporate Funding, LLC, as administrative agent (the “Administrative Agent”) under that certain Amended and Restated Second Lien Term Loan Agreement dated as of June 9, 2006 by and among the Borrowers, the Lenders and the Administrative Agent (as amended, restated or otherwise modified from time to time, the “Credit Agreement”). Defined terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrowers have notified the Lender that an Event of Default has occurred because Borrowers have failed to comply with the minimum Total Debt to EBITDA ratio for the Fiscal Quarter ended March 31, 2007 contained in Section 9.01(b) of the Credit Agreement (such Event of Default, the “Existing Default”) and Borrowers have requested that the Lenders waive the Existing Default;

WHEREAS, the Borrowers, the Lenders party hereto and the Administrative Agent have agreed to waive the Existing Default on the terms and conditions set forth herein;

WHEREAS, the Borrowers, the Lenders party hereto and the Administrative Agent have further agreed to amend Section 9.01(b) of the Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders party hereto and the Administrative Agent hereby agree as follows.

1.            Waiver. Subject to the terms and conditions set forth herein, the Lenders hereby waive the Existing Default. Neither this Waiver and Amendment, nor any actions taken by any of the Lenders in connection herewith, shall be deemed or construed as a waiver of any other Event of Default or Default, whether now existing or occurring after the date hereof, known or unknown, under the Loan Documents.

2.            Amendment to Credit Agreement. Section 9.01(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b)        For purposes of this Section 9.01(b), “EBITDA” shall be calculated using EBITDA for such quarter multiplied by four (4). The Borrowers shall maintain a ratio of Total Debt to EBITDA of not more than the following ratios for the quarters ending on the dates indicated below:

Ratio	Period
4.50 to 1.0	for the quarter ending March 31, 2007,
5.50 to 1.0	for the quarter ending June 30, 2007,
4.75 to 1.0	for the quarter ending September 30, 2007,
4.25 to 1.0	for the quarter ending December 31, 2007,
3.50 to 1.0	for the quarter ending March 31, 2008,
3.25 to 1.0	for the quarter ending June 30, 2008, and
3.0 to 1.0	for each quarter ending on or after September 30, 2008

3.            Amendment Fee. In consideration for the Lenders’ consent to this Waiver and Amendment, the Borrowers hereby agree to pay to the Administrative Agent, for the benefit of the Lenders under the Credit Agreement, a fee equal to .75% of the aggregate amount of each Lender’s Commitment.

4.            Conditions of Effectiveness. The effectiveness of this Waiver and Amendment is subject to the satisfaction of the conditions precedent that the Administrative Agent shall have received (i) counterparts of this Waiver and Amendment duly executed by the Borrowers, the Lenders and the Administrative Agent, and (ii) the payment of the fee in accordance with this Waiver and Amendment.

5.            Representations and Warranties of the Borrowers. The Borrowers hereby represent and warrant as follows:

(a)          This Waiver and Amendment and the Credit Agreement as amended hereby, constitute legal, valid and binding obligations of the Borrowers and are enforceable against the Borrowers in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

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(b)          As of the date hereof and giving effect to the terms of this Waiver and Amendment, (i) there exists no Default or Event of Default and (ii) the representations and warranties of the Borrowers set forth in the Credit Agreement and each other Loan Document shall be true and correct in all material respects as of the date hereof (except those representations and warranties which are limited to a specific date, which are true and correct in all material respects as of such date and those representations and warranties already qualified with respect to materiality, which shall be true and correct in all respects).

6.	Reference to and Effect on the Credit Agreement.

(a)          Upon the effectiveness of this Waiver and Amendment, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(b)          Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c)          The execution, delivery and effectiveness of this Waiver and Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor, except as specifically provided herein, constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

7.            Governing Law. THIS WAIVER AND AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

8.            Headings. Section headings in this Waiver and Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9.            Counterparts. This Waiver and Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Waiver and Amendment has been duly executed as of the day and year first above written.

BORROWERS:	QUEST CHEROKEE, LLC

	By:	/s/ Jerry D. Cash
Jerry D. Cash,
Chief Executive Officer

QUEST RESOURCE CORPORATION

	By:	/s/ Jerry D. Cash
Jerry D. Cash,
Chief Executive Officer

Signature Page to

Amendment No.2 to

Amended and Restated 2nd Lien Term Loan Agreement

ADMINISTRATIVE AGENT:	GUGGENHEIM CORPORATE FUNDING,
LLC, as Administrative Agent, Syndication Agent,
Sole Lead Arranger and Sole Bookrunner

	By:	/s/ Todd Boehly
Name:
	Title:	Managing Partner

Signature Page to

Amendment No.2 to

Amended and Restated 2nd Lien Term Loan Agreement

LENDERS:	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By: Babson Capital Management LLC as Investment Adviser

	By:	/s/ Kenneth M. Gacevich
	Name:	Kenneth M. Gacevich
	Title:	Managing Director

Signature Page to

Amendment No.2 to

Amended and Restated 2nd Lien Term Loan Agreement

LENDERS:	DEL MAR MASTER FUND LTD.

	By:	/s/ Marc Simons
	Name:	Marc Simons
	Title:	Director

Signature Page to

Amendment No.2 to

Amended and Restated 2nd Lien Term Loan Agreement

LENDERS:	BABSON MID-MARKET CLO LTD. 2007-II

	By:	/s/ Kenneth M. Gacevich
	Name:	Kenneth M. Gacevich
	Title:	Managing Director

Signature Page to

Amendment No.2 to

Amended and Restated 2nd Lien Term Loan Agreement

LENDERS:	SPF CDO I, LLC

	By:	/s/ Richard Petrilli
	Name:	Richard Petrilli
	Title:	Authorized Signatory

Signature Page to

Amendment No.2 to

Amended and Restated 2nd Lien Term Loan Agreement

LENDERS:	FIELD POINT II, LTD

	By:	/s/ Richard Petrilli
	Name:	Richard Petrilli
	Title:	Authorized Signatory

Signature Page to

Amendment No.2 to

Amended and Restated 2nd Lien Term Loan Agreement

LENDERS:	FIELD POINT IV, LTD

	By:	/s/ Richard Petrilli
	Name:	Richard Petrilli
	Title:	Authorized Signatory

Signature Page to

Amendment No.2 to

Amended and Restated 2nd Lien Term Loan Agreement

LENDERS:	FIELD POINT III, LTD

	By:	/s/ Richard Petrilli
	Name:	Richard Petrilli
	Title:	Authorized Signatory

Signature Page to

Amendment No.2 to

Amended and Restated 2nd Lien Term Loan Agreement

LENDERS:	WELLS FARGO ENERGY CAPITAL, INC.

	By:	/s/ Chris Carter
	Name:	Chris Carter
	Title:	Assistant Vice President

Signature Page to

Amendment No.2 to

Amended and Restated 2nd Lien Term Loan Agreement

LENDERS:	DELLACAMERA CAPITAL MASTER FUND, LTD.

	By:	/s/ Ralph Della Camera
	Name:	Ralph Della Camera
	Title:	President

Signature Page to

Amendment No.2 to

Amended and Restated 2nd Lien Term Loan Agreement

LENDERS:	ORPHEUS HOLDINGS LIMITED

By: Guggenheim Investment Management, LLC as its Manager

	By:	/s/ Stephen D. Sautel
	Name:	Stephen D. Sautel
	Title:	Managing Director

Signature Page to

Amendment No.2 to

Amended and Restated 2nd Lien Term Loan Agreement

LENDERS:	ORPHEUS FUNDING LLC

By: Guggenheim Investment Management, LLC as its Manager

	By:	/s/ Stephen D. Sautel
	Name:	Stephen D. Sautel
	Title:	Managing Director

Signature Page to

Amendment No.2 to

Amended and Restated 2nd Lien Term Loan Agreement

LENDERS:	PLAINFIELD SPECIAL SITUATIONS MASTER FUND LIMITED

	By:	/s/ Antonio Peguero, Jr.
	Name:	Antonio Peguero, Jr.
	Title:	Authorized Individual

Signature Page to

Amendment No.2 to

Amended and Restated 2nd Lien Term Loan Agreement